Exhibit 99.1

Footstar Announces Agreement To Acquire CPEX Pharmaceuticals for $27.25 Per Share in Cash

MAHWAH, N.J., Jan. 4, 2011 -- Footstar, Inc. (“Footstar”) announced today that certain of its subsidiaries have entered into a definitive merger agreement with CPEX Pharmaceuticals, Inc. (Nasdaq: CPEX), an emerging specialty pharmaceutical company, in a transaction valued at approximately $76.6 million, plus fees and expenses relating to the transaction.  Pursuant to the merger agreement, FCB I Acquisition Corp. (“FCB Acquisition”), a wholly owned subsidiary of FCB I Holdings Inc. (“FCB Holdings”), will merge into CPEX and CPEX shareholders will receive $27.25 per share in cash. The transaction was unanimously approved by the Footstar Board of Directors.

FCB Acquisition is a wholly owned subsidiary of FCB Holdings, which is owned 80.5% by Footstar Corporation and 19.5% by an unaffiliated investment holding company (the “Co-Investor”). Footstar Corporation is a wholly owned subsidiary of Footstar.

The transaction is being financed through a combination of equity and debt. Footstar Corporation and the Co-Investor are providing approximately $3.2 million and approximately $0.8 million of equity financing, respectively. In addition, FCB Holdings has received combined commitments from Footstar Corporation and the Co-Investor to provide a $13 million secured bridge loan. In addition, certain debt financing parties have agreed to provide debt financing in the form of a $64 million secured term loan pursuant to its terms.

The transaction is subject to the receipt of CPEX stockholder approval and satisfaction of other customary closing conditions.  Certain of CPEX’s directors and employees, who currently own an aggregate of approximately 19.6% of the outstanding CPEX shares, have agreed to vote their shares in favor of the transaction and recommend that all CPEX shareholders approve the transaction.  The transaction is expected to close in the second quarter of 2011.

FOOTSTAR HAS A SHAREHOLDER RIGHTS PLAN, WHICH CONTAINS PROVISIONS THAT PROHIBIT ANY PERSON OR GROUP FROM ACQUIRING BENEFICIAL OWNERSHIP OF MORE THAN 4.75 PERCENT OF FOOTSTAR’S COMMON STOCK WITHOUT ITS PRIOR CONSENT AND AS FURTHER PROVIDED THEREIN.

Olshan Grundman Frome Rosenzweig & Wolosky LLP is serving as legal advisor to Footstar.

About Footstar

Footstar is a holding company, incorporated under the laws of the State of Delaware in 1996.

Additional Information

Footstar and CPEX and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of CPEX in connection with the proposed transaction.  Information regarding Footstar’s directors and executive officers is available Footstar’s Annual Report on Form 10-K and Amendment No. 1 thereto, which were filed with the Securities and Exchange Commission (“SEC”) on March 18, 2010 and April 21, 2010, respectively, as supplemented by other Footstar filings with the SEC.  Information regarding CPEX’s directors and executive officers, including their ownership of CPEX securities, is set forth in the proxy statement for CPEX’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 9, 2010, as supplemented by other CPEX filings with the SEC.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in a proxy statement and other relevant materials to be filed with the SEC when they become available.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Certain items in this document may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to: the proposed transaction; financing of the proposed transaction; the ability to satisfy the closing conditions set forth in the merger agreement, including CPEX obtaining the approval of its stockholders and those conditions related to regulatory approvals; the ability of the parties to consummate the proposed transaction and such other risks and uncertainties as are detailed in Footstar’s Annual Report on Form 10-K filed with the SEC on March 18, 2010, CPEX’s Annual Report on Form 10-K filed with the SEC on March 29, 2010 and in the other reports that Footstar and CPEX periodically file with the SEC.  The SEC maintains an Internet web site, www.sec.gov, which contains reports, proxy and information statements and other information which we file electronically with the SEC. Footstar cautions investors not to place undue reliance on the forward-looking statements contained in this document or other filings with the SEC.

The statements in this document reflect the expectations and beliefs of Footstar’s management only as of the date of this document and subsequent events and developments may cause these expectations and beliefs to change.  Footstar undertakes no obligation to update or revise these statements, except as may be required by law.  These forward-looking statements do not reflect the potential impact of any future dispositions or strategic transactions, including the proposed transaction, that may be undertaken. These forward-looking statements should not be relied upon as representing Footstar’s views as of any date after the date of this document.

Contact

Jonathan Couchman

Chairman and Chief Executive Officer of Footstar, Inc.

201-934-2000